Consent of Independent Certified Accountants
                  --------------------------------------------

The Board of Directors
Sonus Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/S/ KPMG PEAT MARWICK LLP


Portland, Oregon
April 17, 1998